Exhibit 3

21 July 2006

Manager Companies
Company Announcements Office
Australian Stock Exchange Ltd
Level 4, Stock Exchange Centre
20 Bridge Street
SYDNEY NSW 2000

Dear Sir,

Re: amendment of Rinker constitution

In accordance with listing rule 15.4.2 we advise that the constitution of Rinker Group Limited was amended at the Company’s annual general meeting held on 18 July 2006. The amendment related to Clause 23 (proportional takeover provisions) which was renewed.

A copy of the constitution as so amended is attached.

Yours faithfully,

Peter Abraham
Company Secretary

Rinker Group Limited ABN 53003433118
Level 8, Tower B, 799 Pacific Highway, Chatswood NSW 2067 PO Box 5697, West Chatswood NSW 1515
Telephone (02) 9412 6600 Facsimile (02) 9412 6666

Corporations Act 2001

Constitution

This constitution came into effect on 28 March 2003.
Clause 23 renewed on 18 July 2006.

Rinker Group Limited
ABN 53 003 433 118

22.	Sale of non-marketable parcels	14

23.	Plebiscite to approve proportional takeover bids	16

24.	Transfer procedure	17

25.	Right to refuse registration	18

TRANSMISSION OF SHARES		19

26.	Title on death	19

27.	Entitlement to transmission	19

CHANGES TO SHARE CAPITAL		20

28.	Consolidation or division	20

POWERS OF ATTORNEY		20

29.	Powers of attorney	20

GENERAL MEETINGS		21

30.	Convening	21

31.	Notice	21

32.	Business	22

PROCEEDINGS AT GENERAL MEETINGS		22

33.	Member	22

34.	Quorum	23

35.	Chairperson	23

36.	General conduct	24

37.	Adjournment	24

38.	Decisions	24

39.	Taking a poll	25

40.	Casting vote of chairperson	25

41.	Offensive material	26

42.	Auditor’s right to be heard	26

VOTES OF MEMBERS		26

43.	Entitlement to vote	26

44.	Unpaid calls	27

45.	Joint holders	27

46.	Objections	28

47.	Votes by proxy	28

48.	Document appointing proxy	28

49.	Proxy in blank	29

50.	Lodgement of proxy or power of attorney	29

51.	Validity	30

52.	Representatives of corporations	30

COMPOSITION OF BOARD OF DIRECTORS		30

53.	Composition of board and number of Directors	30

NON-EXECUTIVE DIRECTORS		31

54.	Additional and casual Directors	31

55.	Filling a vacancy	31

56.	Retirement by rotation	31

57.	Nomination of Director	32

58.	Remuneration of Non-Executive Directors	33

59.	Retirement benefits	34

EXECUTIVE DIRECTORS		34

60.	Appointment and ratification of appointment	34

61.	Suspension and termination of office	34

62.	Powers of Executive Directors	35

63.	Remuneration of Executive Directors	35

DIRECTORS GENERALLY		36

64.	Qualifications	36

65.	Entitlement to notice	36

66.	Resignation, suspension, removal and replacement	36

67.	Vacation of office	37

POWERS AND DUTIES OF DIRECTORS		37

68.	Directors to manage Company	37

PROCEEDINGS OF DIRECTORS		38

69.	Directors’ meetings	38

70.	Decisions	39

71.	Directors’ interests	39

72.	Remaining Directors	40

73.	Chairperson	40

74.	Committees of Directors	41

75.	Delegation to a Director	41

76.	Written resolutions	41

77.	Validity of acts of Directors	42

78.	Minutes	42

LOCAL MANAGEMENT		42

79.	General	42

80.	Appointment of attorneys and agents	43

SECRETARY		43

81.	Secretary	43

SEALS		44

82.	Common seal	44

83.	Duplicate seals	44

84.	Share seal	44

INSPECTION OF RECORDS		44

85.	Times for inspection	44

DIVIDENDS, RESERVES & DISTRIBUTIONS		45

86.	Declaration or determination of Dividends	45

87.	Amend resolution to pay Dividend	45

88.	No interest	45

v

89.	Reserves	45

90.	Dividend entitlement	46

91.	Restricted Securities	46

92.	Deductions from Dividends	46

93.	Distribution of assets & ancillary powers	46

94.	Payment	48

95.	Election to reinvest Dividend	48

96.	Election to accept Shares in lieu of Dividend	48

97.	Unclaimed Dividends	49

98.	Capitalisation of profits	49

NOTICES		50

99.	Service of notices	50

100.	Persons entitled to notice	52

WINDING UP		52

101.	Winding up	52

INDEMNITY & INSURANCE		53

102.	Indemnity & Insurance	53

GENERAL		55

103.	Submission to jurisdiction	55

104.	Prohibition and enforceability	55

105.	Transitional Provisions	55

CORPORATIONS ACT 2001

COMPANY LIMITED BY SHARES

CONSTITUTION

OF

RINKER GROUP LIMITED

PRELIMINARY

1.	Definitions and interpretation

1.1	In this Constitution:

“ASTC - regulated Transfer” has the same meaning given to that term in the Corporations Regulations 2001 (Cth);

‘Auditor’ means the Company's auditor;

‘Business Day’ has the same meaning as in the Listing Rules;

‘CHESS’ has the same meaning as in chapter 21 of the SCH Business Rules;

‘CHESS Holding’ has the same meaning as in the SCH Business Rules;

NOTE: Most shareholdings in the Company will be either CHESS Holdings or Issuer Sponsored Holdings.

‘Company’ means Rinker Group Limited ABN 53 003 433 118;

‘Constitution’ means the constitution of the Company as amended from time to time;

‘Corporations Act’ means Corporations Act 2001 (Cth);

‘Director’ means a person appointed or elected to the position of a director of the Company;

‘Directors’ means all or some of the Directors acting as a board;

‘Dividend’ includes bonus;

‘Exchange’ means Australian Stock Exchange Limited ACN 008 624 691 and includes any body corporate succeeding to all or most of the powers, functions and duties of Australian Stock Exchange Limited;

‘Executive Director’ means a person appointed as an executive director under clause 60.1(a);

‘GST’ has the meaning given to it in the A New Tax System (Goods and Services Tax) Act 1999 (Cth);

‘Issuer Sponsored Holding’ has the same meaning as in the SCH Business Rules;

‘Listing Rules’ means the Listing Rules of the Exchange in force from time to time as they apply to the Company (including any waiver of those Listing Rules and any condition to be complied with in relation to a waiver);

‘Managing Director’ means a Director appointed as managing director under clause 60.1(b);

‘Member’ means a person who is a member of the Company under the Corporations Act;

‘Non-Executive Director’ means a Director who is not an Executive Director; ‘Office’ means the Company’s registered office;

‘Office’means the Company's registered office;

‘Operating Rules’ in relation to a Prescribed CS Facility, has the same meaning as in Chapter 7 of the Corporations Act;

‘Prescribed CS Facility’ has the same meaning as in Chapter 7 of the Corporations Act;

‘Proper ASTC Transfer’ has the same meaning given to that term in the Corporations Regulations 2001 (Cth);

‘Register’ means the register of Members of the Company;

‘Registered Address’ means the last known address of a Member as noted in the Register;

‘Related Body Corporate’ has the meaning given to it by section 9 of the Corporations Act;

‘Representative’ means a person appointed by a Member to act as its representative under clause 52.1;

‘Restricted Securities’ has the same meaning as in the Listing Rules; ‘Restriction Agreement’ has the same meaning as in the Listing Rules;

‘Restriction Agreement’has the same meaning as in the Listing Rules;

‘SCH Business Rules’ means the Operating Rules (however described) of the ASX Settlement and Transfer Corporation Pty Ltd in force from time to time;

‘Seal’ means the Company’s common seal (if any);

‘Secretary’ means any person appointed by the Directors to perform any of the duties of a secretary of the Company and if more than one person is appointed, any one or more of such persons;

‘Shares’ means shares in the share capital of the Company.

1.2	In this Constitution, unless the contrary intention appears:

	(a)	the singular includes the plural and vice versa and words importing a gender include other genders;

	(b)	words importing natural persons include corporations;

	(c)	other grammatical forms of defined words or expressions have corresponding meanings;

	(d)	headings and notes do not affect the construction of this Constitution; and

	(e)	a reference to the Corporations Act is a reference to the Corporations Act as modified or amended from time to time.

1.3	Unless the contrary intention appears:

	(a)	an expression in a clause that deals with a matter dealt with by a provision of the Corporations Act, the Listing Rules or the SCH Business Rules has the same meaning as in that provision; and

	(b)	subject to clause 1.3(a), an expression in a clause that is used in the Corporations Act has the same meaning in this Constitution as in the Corporations Act.

1.4	The provisions of the Corporations Act that apply to certain companies as replaceable rules are displaced by this Constitution in their entirety and do not apply to the Company.

1.5	For the purposes of this Constitution, if the provisions of:

	(a)	the Corporations Act and the Listing Rules;

	(b)	the Corporations Act and this Constitution; or

	(c)	the Corporations Act and the SCH Business Rules,

conflict on the same matter the provisions of the Corporations Act prevail.

SHARES

2.	Rights

Subject to this Constitution and to the terms of issue of Shares, all Shares attract the following rights:

	(a)	the right to receive notice of and to attend and vote at all general meetings of the Company;

	(b)	the right to receive Dividends; and

(c)

in a winding up or reduction of capital, the right to participate equally in the distribution of the assets of the Company (both capital and surplus), subject to any amounts unpaid on the Share and, in the case of a reduction, to the terms of the reduction.

3.	Issue of Shares

3.1	Subject to the Corporations Act, the Listing Rules and this Constitution, the Directors may issue or dispose of, Shares:

	(a)	on terms determined by the Directors;

	(b)	at the issue price that the Directors determine; and

	(c)	to Members whether in proportion to their existing shareholdings or otherwise, and to such other persons as the Directors may determine.

3.2	The Directors’ power under clause 3.1 includes the power to:

	(a)	grant options over unissued Shares;

	(b)	issue Shares:

		(i)	with any preferential, deferred or special rights, privileges or conditions;

		(ii)	with any restrictions in regard to Dividend, voting, return of capital or otherwise;

		(iii)	which are liable to be redeemed;

		(iv)	which are bonus Shares for whose issue no consideration is payable to the Company; or

		(v)	which have any combination of the characteristics described in subparagraphs (i) to (iv) inclusive.

3.3	Without limitation to clauses 3.1 and 3.2, if the Company at any time proposes to create and issue any preference shares:

	(a)	the preference shares may be issued on the terms that they are, or at the option of the Company are, liable to be redeemed, whether out of profits or otherwise;

(b)

the preference shares confer on the holders the right to convert the preference shares into ordinary shares if and on the basis determined by the Directors at the time of issue of the preference shares;

(c)

the preference shares confer on the holders a right to receive out of the profits of the Company available for dividend a preferential dividend at the rate (which may be subject to an index) and on the basis determined by the Directors at the time of the issue of the preference shares;

(d)

in addition to the preferential dividend, the preference shares may participate with the ordinary shares in dividends declared by the Directors if and to the extent determined by the Directors at the time of issue of the preference shares;

	(e)	the preferential dividend may be cumulative if and to the extent determined by the Directors at the time of issue of the preference shares;

(f)

the preference shares confer on the holders the right to a bonus issue or capitalisation of profits in favour of those shares only if and on the basis determined by the Directors at the time of issue of the preference shares;

(g)	the preference shares are to confer on the holders:

	(i)	the right on redemption and in a winding up to payment in cash in priority to any other class of shares of:

		(A)	the amount paid or agreed to be considered paid on each of the preference shares and;

		(B)	the amount (if any) equal to the aggregate of any dividend accrued (whether declared or not) but unpaid and of any arrears of dividends; and

	(ii)	the right, in priority to any payment of dividend on any other class of shares, to the preferential divided;

(h)	the preference shares do not confer on the holders any further right to participate in assets or profits of the Company;

(i)

the holders of the preference shares have the same rights as the holders of ordinary shares to receive notices, directors’ reports, financial reports and to attend and be heard at the general meetings, but are not to have the right to vote at general meetings except as follows:

	(i)	on any question considered at a general meeting if, at the date of the meeting, the dividend on the preference shares is in arrears;

	(ii)	at a general meeting on a proposal:

		(A)	to reduce the share capital of the Company;

		(B)	that affects rights attached to the preference shares;

		(C)	that affects rights attached to the preference shares;

		(D)	for the disposal of the whole of the property, business and undertaking of the Company;

	(iii)	at a general meeting on a resolution to approve the terms of a buy-back agreement;

	(iv)	on any question considered at a general meeting held during the winding up of the Company; and

(j)	the rights of the issued ordinary shares are not to be deemed to have been varied by any issue of preference shares;

(k)

the Company may issue further preference shares ranking parri passu in all respects with (but not in priority to) other preference shares already issued and the rights of the issued preference shares are not to be deemed to have been varied by the further issue unless the Directors determine otherwise.

4.	Commission and brokerage

Any brokerage or commission which may be paid by the Company may be made in cash, by the issue of Shares, by the grant of options over Shares or the issue of debentures, or by a combination of any of those methods.

5.	Trusts not recognised

5.1

Except as required by law, the SCH Business Rules or as otherwise provided by this Constitution, the Company will not recognise any person as holding a Share on trust and the Company will not be bound to recognise any equitable, contingent, future or partial interest or any other right in respect of a Share except the registered holder’s absolute right of ownership.

5.2	This clause 5 applies even if the Company has notice of the relevant trust, interest or right.

6.	Joint holders

6.1

If two or more persons are registered as the holders of a Share, they are taken to hold the Share as joint tenants with benefit of survivorship and the person whose name appears first on the Register is the only joint holder entitled to receive notices from the Company.

6.2	Any one of the joint holders of a Share may give an effective receipt for any Dividend or return of capital payable to the joint holders.

6.3	The Company is entitled to and, in respect of CHESS Holdings, must:

(a) record the names of only the first three joint holders of a Share on the Register;

(b) regard the three joint holders of a Share appearing first on the Register as the registered holders of that Share to the exclusion of any other holders; and

(c) disregard the entitlement of any person to be registered on the Register as a holder if the name of the person would appear on the Register after the first three holders for that Share.

7.	Share certificates

7.1

The Directors will not, unless they determine otherwise or the Listing Rules require, issue a certificate to a Member for any Shares registered in the Member’s name or record any holding on a certificated subregister (if any).

7.2	Any certificate for Shares must be issued and despatched in accordance with the Corporations Act, the SCH Business Rules and the Listing Rules.

7.3	Subject to the Listing Rules, the Directors may in their absolute discretion elect whether to maintain a certificated subregister for any class of Shares.

7.4	Subject to the Listing Rules and the SCH Business Rules, Shares may be held on any subregister maintained by or on behalf of the Company or on any branch register kept by the Company.

7.5	The Directors may order worn out or defaced certificates to be cancelled and, if necessary, replaced by new certificates.

8.	Variation of class rights and class meetings

8.1	The rights attached to any class of Shares may be varied in accordance with the Corporations Act.

8.2

The provisions of this Constitution relating to general meetings apply, with necessary changes, to a meeting of the class of Members holding Shares in a class of Shares as if it was a general meeting except that:

(a) a quorum is two persons holding or representing by proxy, attorney or Representative at least one-tenth of the Shares of the class or, if there is one holder of Shares in the class, that person; and

(b)

any five holders, or any holder or holders of Shares of the class present in person or by proxy, attorney or Representative who can vote not less than 10% of all votes held by members of that class, may demand a poll.

8.3

Subject to clause 3.3(k), the rights conferred on the holders of Shares which are not ordinary shares and which have preferential or other special rights will, unless otherwise expressly provided by their respective terms of issue, be taken to be varied or abrogated by:

(a) the issue of Shares; or

(b) the conversion of securities into new Shares,

which rank equally with or in priority to those Shares.

CALLS

9.	General

9.1	Subject to the Corporations Act and the terms on which partly paid Shares are issued, the Directors may make calls on the holders of the Shares for any money unpaid on them.

9.2	A call is made when the resolution of the Directors authorising it is passed.

9.3	The Directors may revoke or postpone a call before its due date for payment.

9.4	The Directors may require a call to be paid by instalments.

9.5	The Company must comply with the Corporations Act and the Listing Rules in relation to the dispatch and content of notices to Members on whom a call is made.

9.6	A Member to whom notice of a call is given in accordance with this clause 9 must pay to the Company the amount called in accordance with the notice.

9.7	Failure to send a notice of a call to any Member or the non-receipt of a notice by any Member does not invalidate the call.

9.8	Joint holders of Shares are jointly and severally liable to pay all calls in respect of their Shares.

10.	Instalments and amounts which become payable

If:

(a) the Directors require a call to be paid by instalments; or

(b) an amount becomes payable by the terms of issue of Shares at the date of issue, or at a time or in circumstances specified in the terms of issue,

then:

(c) the amount is payable as if it were a call made by the Directors and as if they had given notice of it; and

(d) the consequences of late payment or non-payment of the amount are the same as the consequences of late payment or non-payment of a call.

11.	Interest and expenses

If an amount called is not paid on or before the due date, the person liable to pay the amount must also pay:

(a) interest on the unpaid amount from the due date to the time of actual payment at a rate determined by the Directors (not exceeding 15% per annum); and

(b) all expenses incurred by the Company as a consequence of the non-payment,

but the Directors may waive payment of the interest and expenses in whole or in part.

12.	Recovery of amounts due

12.1	On the hearing of any action for the recovery of money due for any call, proof that:

(a) the name of the person sued was, when the call was made, entered in the Register as a holder or the holder of Shares in respect of which the call was made;

(b) the resolution making the call is duly recorded in the Directors’ minute book; and

(c) notice of the call was given to the person sued,

will be conclusive evidence of the call, and it is not necessary to prove the appointment of the Directors who made the call or any other matter.

12.2                         In clause 12.1, the person sued includes a person against whom the Company alleges a set-off or counterclaim, and a hearing to recover a call is to be interpreted accordingly.

13.          Differentiation

The Directors may, on the issue of Shares, differentiate between the holders as to the amount of calls to be paid and the times of payment.

14.          Payment of calls in advance

14.1                         The Directors may accept from a Member the whole or part of the amount unpaid on a Share before the amount accepted has been called.

14.2                         The Company may:

(a)                                pay interest on any amount accepted, until the amount is payable under a call and at a rate (not exceeding 15% per annum) agreed between the Member and the Directors; and

(b)                               subject to any contract between the Company and the Member, repay all or any of the amount accepted in excess of the amount called on the Share.

14.3                         Payment of an amount in advance of a call does not entitle the paying Member to any Dividend, benefit or advantage, other than the payment of interest under this clause 14, to which the Member would not have been entitled if it had paid the amount when it became due.

LIEN AND FORFEITURE

15.          Lien

15.1                           To the extent permitted by the Listing Rules, the Company has a first and paramount lien on every partly paid Share and Dividends payable in respect of the Share for all money:

(a)                                due and unpaid to the Company at a fixed time, in respect of the Share;

(b)                               presently payable by a holder or the holder of the Share, or the holder’s estate, to the Company in respect of the Share; or

(c)                                which the Company is required by law to pay (and has paid) in respect of the Share.

15.2                           The lien extends to reasonable interest and expenses incurred because the amount is not paid.

15.3                           If any law for the time being of any country, state or place imposes or purports to impose an immediate or contingent liability on the Company to make any payment or authorises a taxing authority or Government official to require the Company to make payment in respect of Shares or Dividends or other moneys accruing due to the Member who holds the Shares:

(a)                                  the Member or, if the Member is deceased, the Member’s legal personal representative, indemnifies the Company in respect of any such payment or liability; and

(b)           subject to the Corporations Act and the Listing Rules, the Company:

(i)                                     has a lien on the Shares and Dividends and other moneys payable in respect of the Shares, whether the Shares are held by the Member solely or jointly with another person in respect of any payment made or liability incurred by the Company, together with reasonable expenses and interest on any payment made by the Company at a rate to be fixed by the Directors not exceeding 15% per annum from the date of payment by the Company to the date of repayment by the Member;

(ii)                                  may set off amounts so paid by the Company against amounts payable by the Company to the Member as Dividends or otherwise; and

(iii)                               may recover as a debt due from the Member or its legal personal representative the amount of all payments made by the Company together with reasonable expenses and interest at the rate and for the period referred to in clause 15.3(b)(i).

15.4                           The Company may do all things which the Directors think necessary or appropriate to do under the SCH Business Rules and the Listing Rules to enforce or protect the Company’s lien.

15.5                           Unless the Directors determine otherwise, the registration of a transfer of a Share operates as a waiver of the Company’s lien on the Share so far as it relates to amounts owing by the transferor or any predecessor in title.

15.6                           The Directors may:

(a)                                  declare a Share to be wholly or partly exempt from this clause 15.

(b)                                 waive or compromise all or part of any payment due to the Company under this clause 15 excluding any amount of capital payable on a Share.

16.          Lien sale

If:

(a)                                  the Company has a lien on a Share for money presently payable;

(b)                                 the Company has given the Member or the Member’s legal personal representative (as the case may be) holding the Share written notice demanding payment of the money; and

(c)                                  that Member fails to pay all of the money demanded,

then 14 or more days after giving the notice, the Directors may, if the Listing Rules permit, sell the Share in any manner determined by them.

17.          Forfeiture notice

17.1                           The Directors may at any time after a call or instalment becomes payable and remains unpaid by a Member, serve a notice on the Member requiring the Member to pay:

(a)                                  the unpaid amount;

(b)                                 any interest that has accrued; and

(c)                                  all expenses incurred by the Company as a consequence of the non-payment.

17.2                           The notice under clause 17.1 must:

(a)                                  specify a day (not earlier than 14 days after the date of the notice) on or before which the payment required by the notice must be made; and

(b)                                 state that if a Member does not comply with the notice, the Shares in respect of which the call was made or instalment is payable will be liable to be forfeited.

18.                               Forfeiture

18.1                           If a Member does not comply with a notice served under clause 17, then any or all of the Shares in respect of which the notice was given may be forfeited pursuant to a resolution of the Directors.

18.2                           Unpaid Dividends in respect of forfeited Shares will also be forfeited.

18.3                           On forfeiture, Shares become the property of the Company and forfeited Shares must be:

(a)                                  if the Listing Rules permit, sold, reissued, disposed of, or cancelled on terms determined by the Directors; or

(b)                                 offered by public auction in accordance with any requirements of the Listing Rules.

18.4                           The Directors may, at any time before a forfeited Share is sold, disposed of or cancelled, annul the forfeiture of the Share on conditions determined by them.

18.5                           Promptly after a Share has been forfeited:

(a)                                  notice of the forfeiture must be given to the Member in whose name the Share was registered immediately before its forfeiture; and

(b)                                 the forfeiture and its date must be noted in the Register.

18.6                           Omission or neglect to give notice of or to note the forfeiture as specified in clause 18.5 will not invalidate a forfeiture.

19.                               Liability of former Member

19.1                           The interest of a person who held Shares which are forfeited is extinguished but, subject to the Listing Rules, the former Member remains liable to pay:

(a)                                  all money (including interest and expenses) that was payable by the Member to the Company at the date of forfeiture in respect of the forfeited Shares; and

(b)                                 interest from the date of forfeiture until payment of the money referred to in paragraph (a) of this clause at a rate determined by the Directors (not exceeding 15% per annum).

19.2                           A former Member’s liability to the Company ceases if and when the Company receives payment in full of all money (including interest and expenses) payable by the person in respect of the Shares. The liability may only be released or waived in accordance with the Listing Rules.

20.                               Disposal of forfeited Shares

20.1                           The Company may:

(a)                                  receive the consideration (if any) given for a forfeited Share on any sale or disposition of the Share; and

(b)                                 effect a transfer of the Share in favour of a person to whom the Share is sold or disposed of.

20.2                           The purchaser of the Share:

(a)                                  is not bound to check the regularity of the sale or the application of the purchase price;

(b)                                 obtains title to the Share despite any irregularity in the sale; and

(c)                                  will not be subject to complaint or remedy by the former holder of the Share in respect of the purchase.

20.3                           A statement signed by a Director and the Secretary that the Share has been regularly forfeited and sold or reissued, or regularly sold without forfeiture to enforce a lien, is conclusive evidence of the matters stated as against all persons claiming to be entitled to the Share.

20.4                           Subject to the terms on which a Share is on issue, the net proceeds of any sale made to enforce a lien or on forfeiture must be applied by the Company in the following order:

(a)                                  in payment of the costs of the sale;

(b)                                 in payment of all amounts secured by the lien or all money that was payable in respect of the forfeited Share;

(c)                                  in payment of any tax liability incurred by the Company on disposal of the forfeited Share; and

(d)                                 where the Share was forfeited under clause 18.1, in payment of any surplus to the former Member whose Share was sold.

TRANSFER OF SHARES

21.                               General

21.1                           Subject to this Constitution, a Member may transfer Shares held by that Member.

21.2                           Subject to clause 21.3, Shares may be transferred by:

(a)                                  a Proper ASTC Transfer; or

(b)                                 a written transfer instrument in any usual or common form; or

(c)                                  any other form approved by the Directors.

21.3

(a)                                  The Company may participate in any computerised or electronic system for market settlement, securities transfer and registration conducted in accordance with the Corporations Act, the Listing Rules and the SCH Business Rules or the Operating Rules of any other Prescribed CS Facility, or corresponding laws or securities exchange rules in any other country.

(b)                                 If the Company participates in a system of the kind described in clause 21.3(a), then despite any other provision of this Constitution:

(i)                                     Shares may be transferred, and transfers may be registered, in any manner required or permitted by the Listing Rules or the SCH Business Rules, or, if applicable, the Operating Rules of any other Prescribed CS Facility (or the corresponding laws or securities exchange rules in any other country) applying in relation to the system;

(ii)                                  the Company must comply with and give effect to those rules; and

(iii)                               the Company may, in accordance with those rules, decline to issue certificates for holdings of Shares.

21.4                           A written transfer instrument must be:

(a)                                  executed by the transferor or (where the Corporations Act permits) stamped by the transferor’s broker;

(b)                                 unless the Directors decide otherwise in the case of a fully paid Share, executed by the transferee or (where the Corporations Act permits) stamped by the transferee’s broker; and

(c)                                  in the case of a transfer of partly paid Shares, endorsed or accompanied by an instrument executed by the transferee or by the transferee’s broker to the effect that the transferee agrees to accept the Shares subject to the terms and conditions on which the transferor held them, to become a Member and to be bound by the Constitution.

Subject to the Corporations Act, the written transfer instrument may comprise two documents.

21.5                           Except as required by the SCH Business Rules or, if applicable, the Operating Rules of any other Prescribed CS Facility:

(a)                                  a transferor of Shares remains the holder of the Shares transferred until the transfer is registered and the name of the transferee is entered in the Register in respect of the Shares; and

(b)                                 a transfer of Shares does not pass the right to any Dividends on the Shares until such registration.

22.                               Sale of non-marketable parcels

22.1                           Procedure for sale of non-marketable parcels

The Directors may cause the Company to sell a Member’s Shares if they hold less than a marketable parcel of Shares and the following procedures are observed:

(a)                                  the Directors send a Member who on the date of the notice holds less than a marketable parcel of Shares, a notice which:

(i)                                     explains the effect of this clause 22.1;

(ii)                                  allows the Member to elect to be exempt from this clause 22.1, (a form of election for that purpose must be sent with the notice); and

(iii)                               specifies a date at least 6 weeks from the date the notice is sent by which the Member can make the election in clause 22.1(a)(ii)

(b)                                 If at 5.00pm Sydney time, on the date specified in the notice:

(i)                                     the Company has not received a notice from the Member electing to be exempt from the provisions of this clause 22.1; and

(ii)                                  the Member has not increased his or her parcel to a marketable parcel, then, the Member is taken to irrevocably appoint the Company as agent to do anything in clause 22.1(c)

(c)                                  The Company may:

(i)                                     sell the Shares which make up the less than marketable parcel as soon as practicable at a price which the Directors consider to be the best price reasonably obtainable for the Shares at the time they are sold; and

(ii)                                  send to the Member the proceeds of sale after the Company receives any certificate relating to the Shares (or is satisfied that the certificate is lost or destroyed).

(d)                                 The costs and expenses of a sale under this clause 22.1, including brokerage and stamp duty, if any, are payable by the purchaser, or if the Corporations Act permits by the Company.

(e)                                  A notice to a Member under clause 22.1(a) may only be given once in a 12 month period and may not be given during the offer period of a takeover bid for the Company.

(f)                                    If a takeover bid for the Company is announced after a notice is given but before an agreement for sale of the Shares is entered into, this clause 22.1 ceases to operate for those Shares. After the offer period of the takeover bid closes, despite clause 22.1(e) a new notice under clause 22.1(a) may be given.

(g)                                 If a Member’s holding becomes a marketable parcel after notice is given but before an agreement for sale of the Shares is entered into, the Directors may decide that this clause 22.1 no longer applies to that Member.

(h)                                 Before a sale is effected under this clause 22.1, the Directors may revoke a notice or suspend or terminate the operation of this clause 22.1 either generally or in specific cases.

22.2         Other sales of non-marketable parcels of Shares

In addition to the powers of the Directors in clause 21A.1, the Directors may cause the Company to sell a Member’s Shares if they hold less than a marketable parcel of Shares, without complying with the procedures in clause 21A.1 and may determine that a Member’s right to vote or receive dividends in respect of those Shares is removed or changed if the following conditions are observed:

(a)                                  a sale effected, or a removal or change in voting or dividend rights, under this clause 22.2 only applies to Shares in a new holding created by a transfer of a parcel of Shares in a class of Shares that was less than a marketable parcel at the time the transfer document was initiated or, in the case of a paper based transfer was lodged with the Company;

(b)                                 the proceeds of a sale under this clause 22.2 less the cost of the sale must be sent to the Member after the sale;

(c)                                  any dividends that have been withheld under this clause 22.2 must be sent to the Member after the sale subject to the former Member delivering to the Company proof of title acceptable to the Directors.

23.                               Plebiscite to approve proportional takeover bids

23.1         Definitions

In this clause 23:

(a)                                  approving resolution, in relation to a proportional takeover bid, means a resolution to approve the proportional takeover bid passed in accordance with clause 23.3;

(b)                                 approving resolution deadline, in relation to a proportional takeover bid, means the day that is 14 days before the last day of the bid period, during which the offers under the proportional takeover bid remain open or a later day allowed by the Australian Securities and Investments Commission;

(c)                                proportional takeover bid means a takeover bid that is made or purports to be made under section 618(1)(b) of the Corporations Act in respect of securities included in a class of securities in the Company; and

(d)                               relevant class, in relation to a proportional takeover bid, means the class of securities in the Company in respect of which offers are made under the proportional takeover bid.

23.2         Transfers not to be registered

Despite anything to the contrary in this Constitution, a transfer giving effect to a contract resulting from the acceptance of an offer made under a proportional takeover bid must not be registered unless an approving resolution to approve the proportional takeover bid has been passed or is taken to have been passed in accordance with clause 23.3

23.3         Approving resolution

(a)           Where offers have been made under a proportional takeover bid, the Directors must:

(i)                                   convene a meeting of the persons entitled to vote on the approving resolution for the purpose of considering and, if thought fit, passing a resolution to approve the proportional takeover bid; and

(ii)                                ensure that the resolution is voted on in accordance with this clause 23.3,

before the approving resolution deadline.

(b)                               The provisions of this Constitution relating to general meetings apply, with such modification as the circumstances require, to a meeting that is convened under clause 23.3(a), as if that meeting were a general meeting of the Company.

(c)                                The bidder under a proportional takeover bid and any associates of the bidder are not entitled to vote on the approving resolution and if they do vote, their votes must not be counted.

(d)                               Subject to clause 23.3(c), a person who, as at the end of the day on which the first offer under the proportional takeover bid was made, held securities of the relevant class, is entitled to vote on the approving resolution relating to the proportional takeover bid.

(e)                                  An approving resolution that has been voted on is taken to have been passed if the proportion that the number of votes in favour of the resolution bears to the total number of votes on the resolution is greater than 50%, and otherwise is taken to have been rejected.

(f)                                    If an approving resolution has not been voted on in accordance with this clause 23.3 as at the end of the day before the approving resolution deadline, an approving resolution will be taken to have been passed in accordance with this clause 23.3 on the approving resolution deadline.

23.4                           If an approving resolution to approve the proportional takeover bid is voted on in accordance with this clause before the approving resolution deadline, the Company must, on or before the approving resolution deadline, give:

(a)                                  the bidder; and

(b)                                 if the Company is listedeach relevant financial market,

a written notice stating that an approving resolution to approve the proportional takeover bid has been voted on and whether it was passed or rejected.

23.5                         Sunset

Clauses 23.1, 23.2 and 23.3 cease to have effect at the end of 3 years beginning:

(a)                                where those clauses have not been renewed in accordance with the Corporations Act, on the date that those clauses were adopted by the Company; or

(b)                               where those clauses have been renewed in accordance with the Corporations Act, on the date those clauses were last renewed.

24.                               Transfer procedure

24.1                           Except where the Directors determine otherwise (to comply with laws or securities exchange rules of a foreign country, the SCH Business Rules or, if applicable, the Operating Rules of any Prescribed CS Facility), for a transfer of Shares that is not an ASTC-regulated Transfer:

(a)                                  the written transfer instrument must be left at the Office or another place acceptable to the Company;

(b)                                 the instrument must be accompanied by a certificate for the Shares dealt with in the transfer where a certificate has been issued, unless the Directors waive production of the certificate on receiving satisfactory evidence of the loss or destruction of the certificate; and

(c)                                  the Directors may, if the Listing Rules permit, require other evidence of the transferor’s right to transfer the Shares.

24.2                   For a transfer of Shares that is an ASTC - regulated Transfer:

(a)             if the Company participates in a computerised or electronic system of the kind described in clause 21.3, then Share transfers must be effected in accordance with the Listing Rules, the SCH Business Rules and, if applicable, the Operating Rules of any Prescribed CS Facility (or the corresponding laws or securities exchange rules in any other country) applying to the system; or

(b)            if the Company does not participate in such a system, then the procedure is the same as in clause 24.1.

24.3                   Subject to the Listing Rules, the Company must not charge a fee for any of the following:

(a)             registering ASTC-regulated Transfers or any other transfer in accordance with any computerised or electronic system of the kind described in clause 21.3;

(b)            registering paper-based transfers in registrable form;

(c)             splitting certificates, renunciations and transfer forms;

(d)            issuing certificates and transmission receipts;

(e)             effecting conversions between sub-registers;

(f)               noting transfer forms;

(g)            issuing a statement showing the opening balance of the holder on the issuer sponsored sub-register;

(h)            issuing a routine transaction statement to a security holder on the issuer sponsored sub-register; and

(i)                sending a security holder details of a change to the holding which arises from an issue of securities or an acquisition of rights,

except where the issue of a certificate is to replace a lost or destroyed certificate.

25.          Right to refuse registration

25.1                   Subject to clause 25.3, the Directors may in their absolute discretion refuse to register any transfer in any of the circumstances permitted by the Listing Rules.

25.2                   Subject to clause 25.3, the Directors must:

(a)             refuse to register any transfer of Shares or other securities which are Restricted Securities and which is or might be in breach of the Listing Rules or any Restriction Agreement entered into by the Company under the Listing Rules in relation to the securities, except as permitted by the Exchange; and

(b)            refuse to register any transfer where the Company is, or the Directors are, required to do so by the Listing Rules.

25.3                   Despite clauses 25.1 and 25.2, the Company must not refuse or fail to register or give effect to, or delay or in any way interfere with, a Proper ASTC Transfer (or any other transfer in accordance with any computerised or electronic system of the kind described in clause 21.3) of Shares or other securities except in circumstances permitted by the SCH Business Rules.

25.4                   If a person has lodged a transfer which the Directors have refused to register, the Company must, within 5 Business Days after the date of lodgement, give to the lodging person written notice of the refusal and the reasons for it.

25.5                   Subject to clause 25.3, Restricted Securities cannot be disposed of during the escrow period except as permitted by the Listing Rules or the Exchange. The Company will refuse to acknowledge a disposal of Restricted Securities (including registering a transfer) except as permitted by the Listing Rules or the Exchange.

TRANSMISSION OF SHARES

26.          Title on death

26.1                   The legal personal representative of a deceased Member who was the sole holder of Shares is the only person whom the Company will recognise as having any title to the deceased Member’s Shares.

26.2                   If a deceased Member was a joint holder of Shares, the other joint holder or holders is or are the only person or persons whom the Company will recognise as having any title to the deceased Member’s Shares.

26.3                   The estate of the deceased Member will not be released from any liability to the Company in respect of the Shares.

26.4                   The Company may register or give effect to a transfer to a transferee who dies before the transfer is registered.

27.          Entitlement to transmission

27.1                   A person who becomes entitled to a Share in consequence of the death, mental incapacity or bankruptcy of a Member may, subject to clause 25 and to producing to the Company evidence of its entitlement which is satisfactory to the Directors, elect to:

(a)             be registered as the holder of the Share; or

(b)            transfer the Share to some other person nominated by it.

27.2                   If the person who has become entitled to a Share:

(a)             elects to be registered as the holder, then the person must deliver or send to the Company a written notice of election signed by him or her; or

(b)            elects to transfer the Share, then the person must effect a transfer of the Share.

27.3                   An election to be registered as a holder of a Share under clause 27.1(a) or a transfer of a Share from a Member or deceased Member under this clause 27 is subject to the same limitations, restrictions and provisions of this Constitution as would apply if the election were a transfer or the transfer were made by the Member or deceased Member himself or herself.

27.4                   A person who:

(a)             has become entitled to a Share by operation of law; and

(b)            has produced evidence of that person’s entitlement which is satisfactory to the Directors,

is entitled to the Dividends and other rights of the registered holder of the Share.

27.5                   Where two or more persons are jointly entitled to any Share in consequence of the death of the registered holder, they will be considered to be joint holders of the Share.

CHANGES TO SHARE CAPITAL

28.          Consolidation or division

For the purpose of giving effect to any consolidation or division of Shares, the Directors may, subject to the SCH Business Rules, settle any difficulty which arises with respect to fractions of Shares in any manner that they think expedient.

POWERS OF ATTORNEY

29.          Powers of attorney

29.1                   If a Member executes or proposes to execute any document or do any act by or through an attorney which is relevant to the Company or the Member’s shareholding in the Company, that Member must deliver the instrument appointing the attorney to the Company for notation.

29.2                   The Company may require the Member to lodge a certified copy of the instrument for retention by the Company, and ask for whatever evidence it thinks appropriate that the power of attorney is effective and continues to be in force.

29.3                   Any power of attorney granted by a Member will, as between the Company and the Member who granted the power of attorney:

(a)             continue in force; and

(b)            may be acted on,

unless express notice in writing of its revocation or of the death of the Member who granted it is lodged with the Company.

29.4                   Where a Member proposes that an attorney represent the Member at a general meeting or adjourned meeting, the Member must comply with clause 50.1 of this Constitution.

GENERAL MEETINGS

30.          Convening

30.1                   A general meeting may be called:

(a)             by a resolution of the Directors; or

(b)            as otherwise provided in the Corporations Act.

30.2                   Members may also request or call and arrange to hold general meetings in accordance with the procedures set out in the Corporations Act.

30.3                   A general meeting may be held at two or more venues simultaneously using any technology that gives the Members as a whole a reasonable opportunity to participate. A Member present at a separate meeting venue is taken to be present at the general meeting and entitled to exercise all rights as if he or she were present at the main venue.

30.4                   If at a general meeting held in accordance with clause 30.3, the communication technology encounters a technical difficulty, whether before or during the meeting, which results in the general body of Members in the separate venue not being given a reasonable opportunity to participate in proceedings in the main venue, the meeting may still be held or continue in the main venue (and any other venue which is linked under clause 30.3) and transact business, even if the Members in the separate venue are unable to participate. No Member may object to the meeting being held or continuing. However, if the effect of this clause 30.4 has not been referred to in the notice calling the meeting, the business the meeting may conduct is limited to adjourning the meeting.

31.          Notice

31.1                   Notice of a general meeting must be given in accordance with the Corporations Act to the persons referred to in clause 100.1.

31.2                   Except as permitted by the Corporations Act, general meetings must be called on at least 21 days notice, or such longer period as required by the Corporations Act, in accordance with the procedures set out in the Corporations Act.

31.3                   A notice convening a general meeting must:

(a)             specify the place, date and time of the meeting (and, if the meeting is to be held in two or more places, the technology that will be used to facilitate this);

(b)            state the general nature of the business to be transacted at the meeting;

(c)             specify a place and facsimile number and may specify an electronic address for the purposes of receipt of proxy and attorney appointments;

(d)            subject to the SCH Business Rules, specify particulars of any determination made under regulation 7.11.37 or regulation 7.11.38 of the Corporations Regulations 2001 (Cth); and

(e)             comply with any other requirements of the Corporations Act.

31.4                   The failure or accidental omission to send a notice of a general meeting (including a proxy appointment form) or the postponement of a general meeting to any Member or the non-receipt of a notice (or form) by any Member does not invalidate the proceedings at or any resolution passed at the general meeting.

32.          Business

32.1                   The business of an annual general meeting will be to:

(a)             consider the annual financial report and reports of the Directors and Auditor required by the Corporations Act;

(b)            elect directors;

(c)             where relevant, appoint and fix the remuneration of the Auditor; and

(d)            transact any other business which under this Constitution may be transacted at a general meeting.

32.2                   The chairperson of an annual general meeting must allow a reasonable opportunity for the Members as a whole at the meeting to:

(a)             ask questions about or make comments on the management of the Company; and

(b)            ask the Auditor or their representative questions relevant to the conduct of the audit and the preparation and content of the Auditor’s report for the Company.

32.3      (a)    The Directors may postpone or cancel any general meeting (other than a meeting requested or called by

Members under clause 30.2 unless the Members who requested, called or requisitioned the meeting have given their prior written consent) at any time before the day of the meeting.

(b)            The Directors may change the venue for a general meeting if they consider that the venue would be unreasonable or impractical or a change is necessary in the interests of conducting the meeting efficiently.

(c)             The Directors must give notice of the postponement, cancellation or change of venue to all persons entitled to receive notices of a general meeting.

PROCEEDINGS AT GENERAL MEETINGS

33.          Member

In clauses 34, 35 and 43, ‘Member’ includes a Member present in person or by proxy, attorney or Representative.

34.          Quorum

34.1                   No business may be transacted at a general meeting unless a quorum of Members is present when the meeting proceeds to business.

34.2                   A quorum of Members is 12 Members entitled to vote and together holding not fewer than 80,000 Shares.

34.3                   If a quorum is not present within 30 minutes after the time appointed for a meeting:

(a)             the meeting is automatically dissolved if it was requested or called by Members under clause 30.2; or

(b)            in any other case:

(i)               it will stand adjourned to the same time and place seven days after the meeting, or to another day, time and place determined by the Directors; and

(ii)            if at the adjourned meeting a quorum is not present within 30 minutes after the time appointed for the meeting, two Members will be a quorum.

35.          Chairperson

35.1                   The chairperson, or in the chairperson’s absence the deputy chairperson, of Directors’ meetings will be the chairperson at every general meeting.

35.2                   If:

(a)             there is no chairperson or deputy chairperson; or

(b)            neither the chairperson nor deputy chairperson is present within 15 minutes after the time appointed for holding the meeting; or

(c)             the chairperson and deputy chairperson are unwilling to act as chairperson of the meeting,

the Directors present may elect a chairperson.

35.3                   If no chairperson is elected in accordance with clause 35.2, then:

(a)             the Members may elect one of the Directors present as chairperson; or

(b)            if no Director is present or is willing to take the chair, the Members may elect one of the Members present as chairperson.

35.4                   If there is a dispute at a general meeting about a question of procedure, the chairperson may determine the question and no vote may be taken by the Members on any such determination by the chairperson.

36.          General conduct

36.1                   The general conduct of each general meeting of the Company and the procedures to be adopted at the meeting will be determined by the chairperson, including the procedure for the conduct of the election of Directors.

36.2                   If the chairperson of a general meeting considers that there is not enough room for the Members who wish to attend the meeting, he or she may arrange for any person whom he or she considers cannot be seated in the main meeting room to observe or attend the general meeting in a separate room. Even if the Members present in the separate room are not able to participate in the conduct of the meeting, the meeting will nevertheless be treated as validly held in the main room.

37.          Adjournment

37.1                   The chairperson of a meeting at which a quorum is present:

(a)             in his or her discretion may adjourn a meeting at any time without the meeting’s consent; and

(b)            must adjourn a meeting if the meeting directs him or her to do so.

37.2                   An adjourned meeting may take place at a different venue from the initial meeting.

37.3                   The only business that can be transacted at an adjourned meeting is the unfinished business of the initial meeting.

37.4                   If a general meeting has been adjourned for more than 21 days, notice of the adjourned meeting must be given to Members as if it were an original meeting, but otherwise it is not necessary to give notice of an adjourned meeting or the business of the adjourned meeting.

37.5                   A poll cannot be demanded on any resolution concerning the adjournment of a meeting except by the chairperson.

38.          Decisions

38.1                   Subject to the Corporations Act in relation to special resolutions, a resolution is carried if a majority of the votes cast on the resolution are in favour of the resolution.

38.2                   A resolution put to the vote of a meeting is decided on a show of hands unless a poll is demanded by:

(a)             at least 5 Members entitled to vote on the resolution;

(b)            a Member or Members with at least 5% of the votes that may be cast on the resolution on a poll; or

(c)             the chairperson.

38.3                   A poll may be demanded:

(a)             before a vote is taken;

(b)            before the voting results on a show of hands are declared; or

(c)             immediately after the voting results on a show of hands are declared.

38.4                   Unless a poll is demanded:

(a)             a declaration by the chairperson that a resolution has been carried, carried by a specified majority, or lost; and

(b)            an entry to that effect in the minutes of the meeting,

are conclusive evidence of the fact without proof of the number or proportion of the votes in favour of or against the resolution.

38.5                   The demand for a poll may be withdrawn.

38.6                   A decision of a general meeting may not be impeached or invalidated on the ground that a person voting at the meeting was not entitled to do so.

39.          Taking a poll

39.1                   Subject to clause 39.5, a poll will be taken when and in the manner that the chairperson directs.

39.2                   The result of the poll will determine whether the resolution on which the poll was demanded is carried or lost.

39.3                   The chairperson may determine any dispute about the admission or rejection of a vote, and such determination, if made in good faith, will be final and conclusive.

39.4                   A poll demanded on the election of the chairperson of a meeting must be taken immediately.

39.5                   A poll demanded by the chairperson on any resolution concerning the adjournment of a meeting must be taken immediately.

39.6                   After a poll has been demanded at a meeting, the meeting may continue for the transaction of business other than the question on which the poll was demanded.

40.          Casting vote of chairperson

The chairperson has a casting vote (in addition to the chairperson’s votes as a Member, proxy, attorney or Representative) on a show of hands and on a poll.

41.          Offensive material

The chairperson may refuse a person admission to, or require the person to leave and not return to, a meeting if the person:

(a)             refuses to permit examination of any article in the person’s possession; or

(b)            is in possession of any:

(i)               electronic or recording device;

(ii)            placard or banner; or

(iii)         other article,

which the chairperson considers to be dangerous, offensive or liable to cause disruption; or

(c)             causes any disruption to the meeting.

The chairperson may delegate the powers conferred by this clause to any person he or she thinks fit.

42.          Auditor’s right to be heard

The Auditor is entitled to:

(a)             attend any general meeting of the Company;

(b)            be heard at any general meeting of the Company on any part of the business of the meeting that concerns the Auditor in their capacity as auditor, even if:

(i)               the Auditor retires at the meeting; or

(ii)            Members pass a resolution to remove the Auditor from office; and

(c)             authorise a person in writing to attend and speak at any general meeting as the Auditor’s representative.

VOTES OF MEMBERS

43.          Entitlement to vote

43.1                   Subject to this Constitution and to any rights or restrictions attaching to any class of Shares:

(a)             every Member may vote;

(b)            subject to clause 47.3 and the Corporations Act, on a show of hands every Member has one vote;

(c)             on a poll every Member has:

(i)               for each fully paid Share held by the Member, one vote; and

(ii)            for each partly paid Share held by the Member, a fraction of a vote equivalent to the proportion which the amount paid (not credited) is of the total amounts paid and payable, whether or not called, (excluding amounts credited) on the Share. Without limiting the generality of clause 14.3, an amount paid on a Share in advance of a call is not to be taken as paid for the purposes of this paragraph.

43.2                   During a breach of the Listing Rules relating to Shares which are Restricted Securities, or a breach of a Restriction Agreement, the holder of the relevant Restricted Securities is not entitled to any voting rights in respect of those Restricted Securities.

43.3                   If a Member:

(a)             dies; or

(b)            through physical or mental infirmity, is incapable of managing the Member’s affairs;

(c)             and a personal representative, trustee or other person is appointed under law to administer the Member’s estate or property, the personal representative, trustee or person so appointed may exercise any rights of the Member in relation to a general meeting as if the personal representative, trustee or person (as the case may be) was a Member.

44.          Unpaid calls

A Member is entitled to:

(a)             vote; or

(b)            be counted in a quorum,

only in respect of Shares on which all calls due and payable have been paid.

45.          Joint holders

45.1                   If two or more joint holders purport to vote, the vote of the joint holder whose name appears first in the Register will be accepted, to the exclusion of the other joint holder or holders.

45.2                   For the purposes of this clause 45, several executors or administrators of a deceased Member in whose sole name any Shares are registered will be taken to be joint holders of those Shares.

46.          Objections

46.1                   An objection to the qualification of a voter may only be raised at the meeting or adjourned meeting at which the voter tendered its vote.

46.2                   An objection must be referred to the chairperson of the meeting, whose decision made in good faith is final.

46.3                   Subject to clause 46.4, a vote which the chairperson does not disallow pursuant to an objection is valid for all purposes.

46.4                   A vote which the Listing Rules require the Company to disregard is not valid.

47.          Votes by proxy

47.1                   A Member who is entitled to vote at a general meeting of the Company may appoint not more than two proxies to attend and vote at the meeting on that Member’s behalf.

47.2                   If a Member appoints one proxy, that proxy may, subject to the Corporations Act, vote on a show of hands.

47.3                   If a Member appoints two proxies and the appointment does not specify the proportion or number of the Member’s votes each proxy may exercise, each proxy may exercise half the votes. However, neither proxy may vote on a show of hands.

47.4                   A proxy may demand or join in demanding a poll.

48.          Document appointing proxy

48.1                   An appointment of a proxy is valid if it is signed by the Member making the appointment and contains the information required by subsection 250A(1) of the Corporations Act.

48.2                   For the purposes of clause 48.1, an appointment received at an electronic address will be taken to be signed by the Member if:

(a)             a personal identification code allocated by the Company to the Member has been input into the appointment;

(b)            it appears to a Director that the appointment has been sent by or with the authority of the Member; or

(c)             the appointment has been verified or authorised by the Member in another manner approved by the Directors.

48.3                   A proxy need not be a Member.

48.4                   The Company may send a proxy appointment form to Members in a form which has been approved by the Directors.

48.5                   If an appointment of a proxy does not specify the way the proxy is to vote on a particular resolution, the proxy may vote or abstain as he or she chooses. If the appointment does specify the way the proxy is to vote on a particular resolution, the proxy must vote or abstain in accordance with the Corporations Act.

Unless otherwise indicated when voting, if a proxy votes at all, the proxy will on a poll be deemed to have voted all directed proxies in the manner directed.

48.6                   A proxy’s appointment is valid at an adjourned meeting.

48.7                   A proxy or attorney may be appointed for all meetings or for any number of meetings or for a particular purpose.

48.8                   Unless otherwise provided for in the proxy’s appointment or in any instrument appointing an attorney, the appointment of the proxy or the attorney will be taken to confer authority:

(a)             to vote on:

(i)               any amendment moved to the proposed resolutions and on any motion that the proposed resolutions not be put or any similar motion; and

(ii)            any procedural motion, including any motion to elect the chairperson, to vacate the chair or to adjourn the meeting,

even though the appointment may specify the way the proxy or attorney is to vote on a particular resolution; and

(b)            to vote on any motion before the meeting whether or not the motion is referred to in the appointment.

48.9                   The appointment of a proxy or attorney is not revoked by the appointor attending and taking part in the meeting, but if the appointor votes on a resolution, the proxy or attorney is not entitled to vote, and must not vote, as the appointor’s proxy or attorney on the resolution.

49.          Proxy in blank

If a proxy appointment is signed by the Member but does not name the proxy or proxies in whose favour it is given, the chairperson may either act as proxy or complete the proxy appointment by inserting the name or names of one or more Directors or the Secretary.

50.          Lodgement of proxy or power of attorney

50.1                   Subject to clause 50.3, the appointment of a proxy or attorney must be received by the Company at least 48 hours (unless reduced in the notice of meeting to which the appointment relates) before the meeting (or the resumption of an adjourned meeting) at which the appointee is to attend and vote, together with evidence satisfactory to the Company of its non-revocation.

50.2                   If the appointment purports to be executed under a power of attorney or other authority, the original document or a certified copy of it must be received by the Company at least 48 hours (unless reduced in the notice of meeting to which the appointment relates) before the meeting (or the resumption of an adjourned meeting).

50.3                   The Company receives an appointment of a proxy or attorney and any power of attorney or other authority under which it was signed when they are received at:

(a)             the Office;

(b)            a facsimile number at the Office; or

(c)             a place, facsimile number or electronic address specified for that purpose in the notice of meeting.

51.          Validity

A vote cast in accordance with an appointment of proxy or attorney is valid even if before the vote was cast the appointor:

(a)             died;

(b)            became mentally incapacitated;

(c)             revoked the proxy or power of attorney; or

(d)            transferred the Shares in respect of which the vote was cast,

unless any written notification of the death, mental incapacitation, revocation or transfer was received by the Company before the relevant meeting or adjourned meeting.

52.          Representatives of corporations

52.1                   Any Member which is a body corporate may appoint an individual as its representative as provided by the Corporations Act.

52.2                   The appointment of a Representative may set out restrictions on the Representative’s powers.

52.3                   The appointment of a Representative, a certified copy of the appointment, or a certificate of the body corporate evidencing the appointment are each prima facie evidence of a Representative having been appointed.

52.4                   The chairperson of a general meeting may permit a person claiming to be a Representative to exercise the body’s powers even if he or she has not produced a certificate or other satisfactory evidence of his or her appointment.

COMPOSITION OF BOARD OF DIRECTORS

53.          Composition of board and number of Directors

53.1                   The board of Directors comprises Non-Executive Directors and Executive Directors (if any).

53.2                   With effect from the day after the day on which the Company ceases to be a subsidiary of CSR Limited and subject to the Corporations Act, the Directors may from time to time determine the number of:

(a)             Non-Executive Directors, but there must not be fewer than five nor more than 10; and

(b)            Executive Directors (if any), which must not be more than three.

53.3                   The Directors and the Secretary in office as at the date and time this Constitution becomes effective continue in office subject to this Constitution.

NON-EXECUTIVE DIRECTORS

54.          Additional and casual Directors

54.1                   Subject to clause 53.2(a), the Directors may appoint any person as a Non-Executive Director to fill a casual vacancy or as an addition to the existing Directors.

54.2                   A Director appointed under clause 54.1 will hold office only until the end of the next annual general meeting of the Company but the Director is eligible for election at that annual general meeting. The Director, in retiring in accordance with this clause will not be taken into account in determining the number of Directors who must retire by rotation at that annual general meeting in accordance with clause 56.

55.          Filling a vacancy

55.1                   Where:

(a)             a Non-Executive Director’s office becomes vacant between annual general meetings;

(b)            the Members at an annual general meeting fail to elect a Director to fill a vacancy in the office of a Non-Executive Director; or

(c)             the Directors create a vacancy by increasing the number of Non-Executive Directors pursuant to clause 53.2(a),

the Directors may fill the vacancy by appointing a Non-Executive Director under clause 54.1 as soon as possible or may reduce the number of Non-Executive Directors pursuant to clause 53.2(a).

55.2                   If at or at the close of a general meeting a Non-Executive Director retires, or his or her office of Non-Executive Director becomes vacant for any reason, the Company may, subject to clause 57, elect at the meeting a person to fill the vacated office.

56.          Retirement by rotation

56.1                   At every annual general meeting, a number of Non-Executive Directors must retire (other than those subject to election under clause 54.2 or subject to re-appointment under any provision of the Corporations Act relating to the age of directors), being the number:

(a)             determined by the Directors;

(b)            which is one-third of those Non-Executive Directors (rounded down to the nearest whole number); or

(c)             required for compliance with the Listing Rules,

whichever is the greatest.

56.2

(a)             The Non-Executive Directors to retire by rotation at an annual general meeting are those Non-Executive Directors who have been longest in office since their last election.

(b)            Non-Executive Directors elected on the same day may agree among themselves, and in default of agreement determine by lot, which of them must retire.

56.3                   A Director must retire from office at the conclusion of the third annual general meeting after the Director was last elected.

56.4                   The Directors to retire under clause 56.1 (both as to number and identity) is decided having regard to the composition of the board of Directors at the date of the notice of meeting calling the annual general meeting. A Director is not required to retire and is not relieved from retiring because of a change in the number or identity of the Directors after the date of the notice of meeting but before the meeting closes.

56.5                   A retiring Director remains in office until the end of the meeting and will be eligible for re-election at the meeting.

57.          Nomination of Director

57.1                   A person, other than a Director retiring under clause 56 who seeks re-election or under clause 54.2 who seeks election, is not eligible for election as a Non-Executive Director at a general meeting unless:

(a)             the person has been nominated by the Directors for election at the meeting; or

(b)            the person is proposed as a candidate by a Member (who may be the candidate) and the proposing Member leaves a notice at the Office which nominates the candidate for the office of Director and includes the signed consent of the candidate, and the person holds 2000 fully paid Shares in the Company in his or her name at the time of the person’s nomination as a candidate and at the time the person seeks election as a Director.

57.2                   Subject to applicable laws, rules and regulatory requirements, any person nominated as a candidate for election as a Director is permitted to deposit his or her Shares with the custodian named in any deposit agreement entered into by the Company with a depositary for the purpose of issuing american depositary shares in the form of american depositary receipts that represent any such Shares, provided that such american depositary shares must be held directly by the person on the depositary’s register such that the Company can verify the person’s share ownership directly with the depositary.

57.3                   A notice given in accordance with clause 57.1(b) must be left at the Office not less than 35 Business Days and, in the case of a general meeting the Directors have been duly requested by Members under the Corporations Act to call, at least 30 Business Days (or in each case, such longer period as may be permitted under the Listing Rules) before the relevant general meeting.

57.4                   A written notice referring to all Non-Executive Director vacancies and each candidate for election, must be sent to all Members not later than the last date on which notice of the meeting may be given, before every general meeting at which an election of a Director will take place. An accidental omission to send such a notice to any Member or the nonreceipt of such a notice by any Member does not invalidate the election of any Director.

58.          Remuneration of Non-Executive Directors

58.1                   Subject to the Listing Rules, the Non-Executive Directors as a whole may be paid or provided remuneration for their services the total amount or value of which must not exceed $850,000 per annum or such other aggregate maximum sum from time to time determined by the Company in general meeting. For the purposes of this Constitution the amount fixed by the Company as remuneration for a Director, will not include any amount paid by the Company or Related Body Corporate:

(a)             to a superannuation, retirement or pension fund for a Director so that the Company is not liable to pay the superannuation guarantee charge or similar statutory charge; or

(b)            for any insurance premium paid or agreed to be paid for a Director under clause 102.

58.2                   The notice convening a general meeting at which it is proposed that Members approve an increase of the aggregate maximum sum must state the amount of the increase and the aggregate maximum sum, and any other matters required by the Listing Rules.

58.3                   Subject to the Listing Rules, the remuneration referred to in clause 58.1 will be divided among the Non-Executive Directors in such proportion and manner as the Directors agree and, in default of agreement, equally, and shall be deemed to accrue from day to day.

58.4                   Non-Executive Directors may not be paid a commission on or a percentage of profits or operating revenue.

58.5                   If a Non-Executive Director is required to perform services for the Company which, in the opinion of the Directors, are outside the scope of the ordinary duties of a Director, the Company may pay or provide the Director remuneration determined by the Directors which may be either in addition to or instead of the Director’s remuneration under clause 58.1. No remuneration may be paid or provided under this clause 58.5 if the effect would be to exceed the aggregate maximum sum of Directors’ remuneration determined by the Company in general meeting.

58.6                   Non-Executive Directors may also be paid all travelling, hotel and other expenses properly incurred by them in attending and returning from meetings of the Directors or any committee of the Directors or general meetings of the Company or otherwise in connection with the Company’s business.

59.          Retirement benefits

Subject to the Corporations Act, the Directors may:

(a)             pay a gratuity, pension or allowance, on retirement or other vacation of office, to a Non-Executive Director or to any spouse or relative of a Non-Executive Director; and

(b)            make contributions to any fund and pay any premiums for the purchase or provision of any such gratuity, pension or allowance.

EXECUTIVE DIRECTORS

60.          Appointment and ratification of appointment

60.1

(a)             Subject to clause 53.2(b), the Directors may appoint an executive officer of the Company or any of its subsidiaries as an Executive Director.

(b)            The Directors may appoint an Executive Director as Managing Director.

(c)             A Managing Director or other Executive Director may be referred to by any title the Directors decide on.

60.2                   Every Executive Director (whether or not the Managing Director) will hold office as a Director only until the close of the annual general meeting of the Company next succeeding his or her initial appointment as a Director, but shall be eligible for election as a Director at that annual general meeting.

60.3                   Once elected as a Director:

(a)             the Managing Director will continue to hold office as a Director without being subject to further election;

(b)            each Executive Director other than the Managing Director will hold office as a Director only until the close of every third annual general meeting of the Company thereafter, but shall be eligible for election as a Director at that annual general meeting; and

(c)             an Executive Director, if subsequently appointed Managing Director, will thereafter continue to hold office as a Director without being subject to further election.

61.          Suspension and termination of office

61.1                   The Directors may, subject to the terms of the Executive Director’s employment contract, suspend, remove or dismiss him or her from executive office and appoint another Director in that place.

61.2                   If an Executive Director ceases for any reason to be employed by the Company or any of its subsidiaries, his or her office of Director will be vacated, unless the Directors decide prior to the termination of employment that the Director will remain in office as a Director for a specified period not exceeding 12 months after such termination, in which event the office of Director will be vacated on the expiration of that period.

61.3                   If an Executive Director is suspended from executive office of the Company or a Related Body Corporate of the Company, his or her duties and obligations as Director are suspended for the same period.

61.4                   If an Executive Director ceases to be a Director, his or her appointment as Executive Director terminates automatically.

61.5                   A person ceasing to be a Director by virtue of the provisions of clause 61.2 will not thereby be rendered ineligible for appointment or election as a Director under any clause other than clause 60.1.

62.          Powers of Executive Directors

62.1                   The Directors may confer on an Executive Director any powers exercisable by the Directors, subject to any terms and restrictions determined by the Directors.

62.2                   The Executive Directors are authorised to sub-delegate all or any of the powers vested in them.

62.3                   Any power conferred pursuant to this clause may be concurrent with but not to the exclusion of the Directors’ powers.

62.4                   The Directors may at any time withdraw or vary any of the powers conferred on an Executive Director.

63.          Remuneration of Executive Directors

63.1                   The remuneration of an Executive Director may from time to time be fixed by the Directors. The remuneration may be by way of salary or commission or participation in profits or by all or any of these modes but may not be by commission on, or a percentage of, operating revenue.

63.2                   An Executive Director may also be reimbursed for his or her expenses properly incurred as a Director or in the course of his or her office.

63.3                   The Company may pay a premium for a contract insuring a person who is or has been an Executive Director against liability incurred by the person as a Director, except in circumstances prohibited by the Corporations Act.

DIRECTORS GENERALLY

64.          Qualifications

64.1                   With effect from the day after the day on which the Company ceases to be a subsidiary of CSR Limited, a Director must hold 2000 fully paid Shares in the Company in his or her own name. If Shares are converted into a larger or smaller number then the number of Shares a Director must hold will be adjusted accordingly.

64.2                   Subject to applicable laws, rules and regulatory requirements, any Director is permitted to deposit his or her Shares with the custodian named in any deposit agreement entered into by the Company with a depositary for the purpose of issuing american depositary shares in the form of american depositary receipts that represent any such Shares, provided that such american depositary shares must be held directly by the Director on the depositary’s register such that the Company can verify the Director’s share ownership directly with the depositary.

64.3                   A Director must hold the requisite share qualification at the time of the Director’s election or appointment and must continue to hold that qualification so long as the Director continues to hold office as Director.

64.4                   In addition to the circumstances which disqualify a person from managing a corporation according to the Corporations Act, no person who has been an insolvent under administration within the previous five years is eligible to become a Director.

65.          Entitlement to notice

65.1                   A Director is entitled to notice of all general meetings and meetings of the holders of any class of Shares.

66.          Resignation, suspension, removal and replacement

66.1                   A Director may at any time vacate the office of Director by giving written notice of resignation to the Company.

66.2                   The Company may, subject to the Corporations Act, by resolution passed in general meeting:

(a)             remove any Director before the end of the Director’s term of office; and

(b)            if the outgoing Director is a Non-Executive Director, elect another person to replace the Director.

66.3                   A person elected under clause 66.2(b) will hold office for the remainder of the term for which the Director replaced would have held office if the Director had not been removed.

(a)             If the conduct or position of any Director is such that continuance in office appears to a majority of the Directors to be prejudicial to the interests of the Company, a majority of Directors at a meeting of Directors specifically convened for that purpose may suspend that Director from office.

(b)            The suspended Director may not take part in the business or affairs of the Company until the suspension has been terminated.

(c)             Within 14 days of the suspension, the Directors must call a general meeting, at which the Members may consider a motion to remove the Director from office in accordance with clause 66.2(a).

(d)            If a motion to remove the Director from office is not carried at the general meeting convened to consider the matter, the suspension of the Director is terminated and the Director is reinstated in his or her office.

67.          Vacation of office

67.1                   The office of a Director immediately becomes vacant if the Director:

(a)             ceases to be a Director by virtue of the Corporations Act;

(b)            is prohibited by the Corporations Act from holding office or continuing as a Director;

(c)             is liable to pay a call but does not pay the call within 21 days after the date on which it is payable;

(d)            is prohibited from holding or is removed from the office of Director by an order made under the Corporations Act;

(e)             becomes bankrupt or makes any general arrangement or composition with his or her creditors;

(f)               cannot manage the Company because of his or her mental incapacity or is a person whose estate is liable to have a person appointed, under a law relating to the administration of estates of persons who through mental or physical infirmity are incapable of managing their affairs, to administer it, or becomes in the opinion of the Directors incapable of performing his or her duties;

(g)            resigns from his or her office of Director by notice in writing to the Company;

(h)            is removed by a resolution of the Company;

(i)                ceases to hold the required share qualification; or

(j)                is absent from Directors’ meetings for three consecutive months without leave of absence from the Directors.

POWERS AND DUTIES OF DIRECTORS

68.          Directors to manage Company

68.1                   The business of the Company is managed by or under the direction of the Directors who may exercise all powers of the Company that this Constitution, the Corporations Act or the Listing Rules do not require to be exercised by the Company in general meeting.

68.2                   Without limiting the generality of clause 68.1, the Directors may exercise all the powers of the Company to:

(a)             borrow money;

(b)            charge any property or business of the Company or all or any of its uncalled capital;

(c)             issue debentures or give any other security for a debt, liability or obligation of the Company or of any other person; and

(d)            guarantee or to become liable for the payment of money or the performance of any obligation by or of any other person.

68.3                   Every Director and other agent or officer of the Company must:

(a)             keep secret all aspects of all transactions of the Company, except:

(i)               to the extent necessary to enable the person to perform his or her duties to the Company;

(ii)            as required by law or the Listing Rules;

(iii)         when requested to disclose information by the Directors, to the Auditor or a general meeting of the Company; and

(iv)        as otherwise permitted by the Directors; and

(b)            if requested by the Directors, sign and make a declaration that he or she will not disclose or publish any aspect of any transaction of the Company except as permitted by clause 68.3(a).

PROCEEDINGS OF DIRECTORS

69.          Directors’ meetings

69.1                   Any Director may at any time, and the Secretary must on the request of any Director, call a meeting of the Directors.

69.2                   A Directors’ meeting must be convened by not less than 48 hours notice of a meeting to each Director, unless the Directors unanimously agree otherwise. The notice may be in      writing or given using any technology consented to by all the Directors.

69.3                   An accidental omission to send a notice of a meeting of Directors to any Director or the non-receipt of such a notice by any Director does not invalidate the proceedings, or any resolution passed, at the meeting.

69.4

(a)             Subject to the Corporations Act, a Directors’ meeting may be held by the Directors communicating with each other by any technological means consented to by all Directors. The consent may be a standing one.

(b)            The Directors need not all be physically present in the same place for a Directors’meeting to be held.

(c)             A Director who participates in a meeting held in accordance with this clause 69.4 is taken to be present and entitled to vote at the meeting.

(d)            A Director can only withdraw his or her consent to the means of communication between Directors proposed for a Directors’ meeting if the Director does so at least 48 hours before the meeting.

69.5                   Clause 69.4 applies to meetings of Directors’ committees as if all committee members were Directors.

69.6                   The Directors may meet together, adjourn and regulate their meetings as they think fit.

69.7                   Subject to clause 71.6, a quorum for meetings of Directors is three directors present. The quorum must be present at all times during the meeting.

69.8                   Where a quorum cannot be established for the consideration of a particular matter at a meeting of Directors, one or more of the Directors may call a general meeting of Members to deal with the matter.

70.          Decisions

70.1                   Questions arising at a meeting of Directors are to be decided by a majority of votes of the Directors present and voting and, subject to the Corporations Act, each Director has one vote.

70.2                   Subject to the Listing Rules, the chairperson of a meeting has a casting vote in addition to his or her deliberative vote.

71.          Directors’ interests

71.1                   No contract made by a Director with the Company and no contract or arrangement entered into by or on behalf of the Company in which any Director may be in any way interested is avoided or rendered voidable merely because of the Director holding office as a director or because of the fiduciary obligations arising out of that office.

71.2                   No Director contracting with or being interested in any arrangement involving the Company is liable to account to the Company for any profit realised by or under any such contract or arrangement merely because of the Director holding office as a director or because of the fiduciary obligations arising out of that office.

71.3                   A Director is not disqualified merely because of being a Director from contracting with the Company in any respect.

71.4                   A Director and any firm, body or entity in which a Director has a direct or indirect interest may in any capacity:

(a)             enter into any contract or arrangement with the Company;

(b)            be appointed to hold any office or place of profit under the Company, other than the office of auditor; and

(c)             act in a professional capacity, other than as auditor, for the Company,

and the Director may receive and retain for his or her own benefit any remuneration, profits or benefits as if he or she was not a Director.

71.5                   A Director who has a material personal interest in a matter that is being considered at a Directors’ meeting must not:

(a)             be present while the matter is being considered at the meeting; or

(b)            vote on the matter,

unless permitted by the Corporations Act to do so, in which case the Director may:

(c)             be counted in determining whether or not a quorum is present at any meeting of Directors considering that matter;

(d)            sign or countersign any document relating to that matter; and

(e)             vote in respect of, or in respect of any thing arising out of, that matter.

71.6                   The quorum for consideration at a meeting of the Directors of a matter in which one or more Directors have a material personal interest is two Directors who are entitled to vote on any motion that may be moved at the meeting in relation to that matter.

71.7                   A Director may be or become a director or other officer of, or otherwise interested in, any related body corporate or any other body corporate promoted by the Company or in which the Company may be interested as a vendor, shareholder or otherwise and is not accountable to the Company for any remuneration or other benefits received by the Director as a director or officer of, or from having an interest in, that body corporate.

72.          Remaining Directors

72.1                   The Directors may act even if there are vacancies on the board.

72.2                   If the number of Directors is not sufficient to constitute a quorum at a Directors’ meeting, the Director or Directors may act only to:

(a)             appoint a Director; or

(b)            convene a general meeting.

73.          Chairperson

73.1                   The Directors must elect a Director as chairperson of Directors’ meetings and may determine the period for which the chairperson will hold office.

73.2                   If no chairperson is elected or if the chairperson is not present at any Directors’ meeting within 10 minutes after the time appointed for the meeting to begin, the Directors present must elect a Director to be chairperson of the meeting.

73.3                   The Directors may elect a Director as deputy chairperson to act as chairperson in the chairperson’s absence.

74.          Committees of Directors

74.1      (a)    The Directors may delegate any of their powers, other than those which by law must be dealt with by the Directors as a board, to a committee or committees.

(b)            The Directors may at any time revoke any delegation of power to a committee.

74.2                   At least one member of each committee of Directors must be a Director.

74.3                   A quorum for committee members is two, of whom one must be a Director.

74.4                   A committee may be authorised by the Directors to sub-delegate all or any of the powers for the time being vested in it.

74.5                   Meetings of any committee of Directors will be governed by the provisions of this Constitution which deal with Directors’ meetings so far as they are applicable and are not inconsistent with any directions of the Directors. The provisions apply as if each member was a Director.

75.          Delegation to a Director

75.1                   The Directors may delegate any of their powers to one Director.

75.2                   A Director to whom any powers have been so delegated must exercise the powers delegated in accordance with any directions of the Directors.

76.          Written resolutions

76.1                   If all the Directors who are eligible to vote on a resolution have signed a document containing a statement that they are in favour of a resolution in terms set out in the document, then a resolution in those terms is taken to have been passed by the Directors without a meeting. The resolution is passed when the last Director signs.

76.2                   For the purposes of clause 76.1, separate copies of a document may be used for signing by the Directors if the wording of the resolution and statement is identical in each copy.

76.3                   Any document referred to in this clause may be in the form of a facsimile transmission or electronic notification.

76.4                   If a resolution is taken to have been passed in accordance with this clause, the minutes must record that fact.

76.5                   This clause applies to meetings of Directors’ committees as if all members of the committee were Directors.

77.          Validity of acts of Directors

If it is discovered that:

(a)             there was a defect in the appointment of a person as a Director or member of a Directors’ committee;

(b)            a person appointed to one of those positions was disqualified; or

(c)             a Director was not entitled to vote,

all acts of the Directors or the Directors’ committee before the discovery was made are as valid as if the person had been duly appointed and was not disqualified, and was entitled to vote.

78.          Minutes

78.1                   The Directors must cause minutes to be made of:

(a)             the names of the Directors present at all general meetings, Directors’ meetings and meetings of Directors’ committees;

(b)            all proceedings and resolutions of general meetings, Directors’ meetings and meetings of Directors’ committees;

(c)             all resolutions passed in accordance with clause 76; and

(d)            all disclosures of interest made pursuant to section 191 or section 192 of the Corporations Act.

78.2                   Minutes must be signed by the chairperson of the meeting or by the chairperson of the next meeting of the relevant body, and if so signed will be conclusive evidence of the matters stated in such minutes.

LOCAL MANAGEMENT

79.          General

79.1                   The Directors may provide for the management and transaction of the affairs of the              Company in any places and in such manner as they think fit.

79.2                   Without limiting clause 79.1, the Directors may:

(a)             establish local boards or agencies for managing any of the affairs of the Company in a specified place and appoint any persons to be members of those local boards or agencies; and

(b)            delegate to any person appointed under paragraph (a) any of the powers, authorities and discretions which may be exercised by the Directors under this Constitution,

on any terms and subject to any conditions determined by the Directors.

79.3                   The Directors may at any time revoke or vary any delegation under this clause 79.

80.          Appointment of attorneys and agents

80.1                   The Directors may from time to time by resolution or power of attorney appoint any person to be the attorney or agent of the Company:

(a)             for the purposes;

(b)            with the powers, authorities and discretions (not exceeding those exercisable by the Directors under this Constitution);

(c)             for the period; and

(d)            subject to the conditions,

(e)             determined by the Directors.

80.2                   An appointment by the Directors of an attorney or agent of the Company may be made in favour of:

(a)             any member of any local board established under this Constitution;

(b)            any company;

(c)             the members, directors, nominees or managers of any company or firm; or

(d)            any fluctuating body of persons whether nominated directly or indirectly by the Directors.

80.3                   A power of attorney may contain such provisions for the protection and convenience of persons dealing with an attorney as the Directors think fit.

80.4                   An attorney or agent appointed under this clause may be authorised by the Directors to sub-delegate all or any of the powers authorities and discretions for the time being vested in it.

SECRETARY

81.          Secretary

81.1                   There must be at least one Secretary of the Company appointed by the Directors on conditions determined by them.

81.2                   The Directors may, subject to the terms of the Secretary’s employment contract, suspend, remove or dismiss the Secretary.

81.3                   The Secretary is entitled to attend all Directors’ and general meetings.

SEALS

82.          Common seal

If the Company has a Seal:

(a)             the Directors must provide for the safe custody of the Seal;

(b)            it must not be used except with the authority of the Directors or a Directors’ committee authorised to permit use of the Seal;

(c)             every document to which the Seal is affixed must be signed by a Director and be countersigned by another Director, a Secretary or another person appointed by the Directors to countersign the document; and

(d)            the Directors may determine by resolution either generally or in any particular   case that the signature of any Director or a Secretary to a document to which the Seal or a duplicate seal or certificate seal is affixed may be a facsimile applied to the document by specified mechanical means.

83.          Duplicate seals

If the Company has a Seal, the Company may have one or more duplicate seals each of which:

(a)             must be a facsimile of the Seal with the addition on its face of the words ‘Duplicate Seal’; and

(b)            must only be used with the authority of the Directors or a Directors’ committee.

84.          Share seal

84.1                   If the Company has a Seal, the Company may have a certificate seal which:

(a)             may be affixed to Share, option or other certificates;

(b)            must be a facsimile of the Seal with the addition on its face of the words ‘Share Seal’ or ‘Certificate Seal’; and

(c)             must only be used with the authority of the Directors or a Directors’ committee.

84.2                   For the purposes of affixing the certificate seal, the Directors may determine by resolution either generally or in any particular case that the signature of any Director or the Secretary may be affixed by specified mechanical means.

INSPECTION OF RECORDS

85.          Times for inspection

85.1                   Except as otherwise required by the Corporations Act, the Directors may determine whether and to what extent, and at what times and places and under what conditions, the financial records and other documents of the Company or any of them will be open for inspection by Members other than Directors.

85.2                   A Member other than a Director does not have the right to inspect any financial records or other documents of the Company unless the Member is authorised to do so by a court order or a resolution of the Directors.

85.3                   Notwithstanding clauses 85.1 and 85.2, the books of the Company containing the minutes of general meetings shall be kept at the Office and shall be open to inspection of Members at all times when the Office is required to be open to the public.

85.4                   The Company may enter into contracts with its Directors or former directors agreeing to provide access while the Director holds office and for a specified period after the Director ceases to be a Director to board papers, books, records and documents of the Company which relate to the period during which the Director or former director was a Director on such terms and conditions as the Directors think fit and which are not more favourable than this clause 85.

85.5                   The Company may procure that its subsidiaries provide similar access to board papers, books, records or documents as that set out in this clause 85.

85.6                   This clause 85 does not limit any right the Directors or former directors otherwise have.

DIVIDENDS, RESERVES & DISTRIBUTIONS

86.          Declaration or determination of Dividends

Subject to the Corporations Act and to the terms on which shares are on issue and the rights and restrictions attaching to Shares, the Directors may from time to time by resolution:

(a)             declare a Dividend to be paid to Members on such terms, including the amount, the time for and the method of payment, as the Directors think fit; or

(b)            determine that a Dividend is payable on such terms, including the amount, the time for and the method of payment, as the Directors think fit.

87.          Amend resolution to pay Dividend

If the Directors determine that a Dividend is payable under clause 86(b), they may, if permitted by the Listing Rules, amend or revoke the resolution to pay the Dividend before the record date notified to the Exchange for determining entitlements to that Dividend.

88.          No interest

The Company must not pay interest on a Dividend.

89.          Reserves

89.1                   The Directors may set aside out of profits such amounts by way of reserves as they think appropriate before declaring a Dividend or determining to pay a Dividend.

89.2                   The Directors may apply the reserves for any purpose for which profits may be properly applied.

89.3                   Pending any application of the reserves, the Directors may invest or use the reserves in the business of the Company or in other investments as they think fit.

89.4                   The Directors may carry forward any undistributed profits without transferring them to a reserve.

90.          Dividend entitlement

90.1                   Subject to the rights of persons (if any) entitled to Shares with special rights as to Dividend:

(a)             all fully paid Shares on which any Dividend is declared or paid are entitled to participate in that Dividend equally; and

(b)            each partly paid Share is entitled to a fraction of the Dividend declared or paid on a fully paid Share of the same class equivalent to the proportion which the amount paid (not credited) on the Share is of the total amounts paid and payable, whether or not called, (excluding amounts credited) on the Share.

90.2                   Without limiting the generality of clause 14.3, an amount paid on a Share in advance of a call is not to be taken as paid for the purposes of clause 90.1.

90.3                   Unless otherwise determined by the Directors, Shares rank for Dividend from their date of issue.

90.4                   Subject to the Corporations Act and the SCH Business Rules, a transfer of Shares registered after the record date notified to the Exchange for determining entitlements to a Dividend paid or payable in respect of the transferred Shares, does not pass the right to that Dividend.

91.          Restricted Securities

During a breach of the Listing Rules relating to Shares which are Restricted Securities, or a breach of a Restriction Agreement, the holder of the relevant Restricted Securities is not entitled to any Dividend in respect of those Restricted Securities.

92.          Deductions from Dividends

The Directors may deduct from a Dividend payable to a Member all sums presently payable by the Member to the Company on account of calls or otherwise in relation to Shares in the Company.

93.          Distribution of assets & ancillary powers

93.1                   The Directors may resolve that a Dividend will be paid wholly or partly by the transfer or distribution of specific assets, including fully paid shares or other securities in, or debentures of, the Company or of any other body corporate, either generally or to specific Members.

93.2                   To give effect to any resolution to satisfy a dividend as set out in clause 93.1 or to capitalise any amount under clause 98, the Directors may:

(a)             settle as they think expedient any difficulty that arises in making the distribution or capitalisation and, in particular:

(i)               make cash payments in cases where shares or other securities in the Company become issuable in fractions; and

(ii)            decide that amounts or fractions of less than a particular value decided by the Directors may be disregarded in order to adjust the rights of all parties;

(b)            fix the value for distribution of any specific assets;

(c)             pay cash or issue shares or other securities to any Member in order to adjust the rights of all parties;

(d)            vest any of those specific assets, cash, shares or other securities in a trustee on trust for the persons entitled to the dividend or capitalised amount; and

(e)             authorise any person to make, on behalf of all the Members entitled to any further shares or other securities as a result of the distribution or capitalisation, an agreement with the Company or another body corporate which provides, as appropriate:

(i)               for the issue to them of those further shares or other securities credited as fully paid up; or

(ii)            for payment by the Company on their behalf of the amounts or any part of the amounts remaining unpaid on their existing shares or other securities by applying their respective proportions of the amount resolved to be capitalised.

Any agreement made under an authority referred to in clause 93.2(e) is effective and binds all Members concerned.

93.3                   If the Company distributes to Members (either generally or to specific members) shares or other securities in the Company or in another body corporate or trust (whether as a dividend or otherwise and whether or not for value), each of those Members appoints the Company as his or her agent to do anything needed to give effect to that distribution, including agreeing to become a member of that other body corporate.

93.4                   If a transfer or distribution of specific assets to a particular Member or Members is illegal or, in the Directors’ opinion, impracticable, the Directors may make a cash payment to the Member or Members on the basis of the cash amount of the Dividend instead of the transfer or distribution of specific assets.

94.          Payment

94.1                   Any Dividend or other money payable in respect of Shares may be paid by cheque sent through the mail directed to:

(a)             the address of the Member shown in the Register or the address of the joint holder of Shares shown first in the Register; or

(b)            an address which the Member has, or joint holders have, in writing, notified the Company as the address to which Dividends should be sent.

94.2                   Without affecting any other method of payment the Directors may adopt (including by cheque), any Dividend, interest or other money payable in cash in respect of Shares may be paid by electronic or other means approved by the Directors directly to an account with a financial institution nominated in writing by the Member being:

(a)             an account of the Member or the joint holders;

(b)            an account of which the Member or a joint holder is a joint account holder;

(c)             an account of which a joint holder is the sole account holder; or

(d)            any other account which the Company in its absolute discretion determines is acceptable for the purposes of this rule.

Any payment made under this clause 94.2 is made at the Member’s risk.

94.3                   Any joint holder may give an effectual receipt for any Dividend or other money paid in respect of Shares held by holders jointly.

95.          Election to reinvest Dividend

The Directors may:

(a)             establish a plan under which Members or any class of Members may elect to reinvest cash Dividends paid by the Company by subscribing for Shares;

(b)            vary, suspend or terminate the arrangements established under clause 95(a).

96.          Election to accept Shares in lieu of Dividend

96.1                   The Directors may resolve, in respect of any Dividend which it is proposed to pay on any Shares, that holders of those Shares may elect to:

(a)             forego their right to share in the proposed Dividend or part of the proposed Dividend; and

(b)            instead receive an issue of Shares credited as fully paid.

96.2                   If the Directors resolve to allow the election provided for in clause 96.1, each holder of Shares conferring a right to share in the proposed Dividend may, by notice in writing to the Company given in such form and within such period as the Directors may decide, elect to:

(a)             forego the Dividend which otherwise would have been paid to the holder on such of the holder’s Shares conferring a right to share in the proposed Dividend as the holder specifies in the notice of election; and

(b)            receive instead Shares to be issued to the holder credited as fully paid, on and subject to such terms and conditions as the Directors may determine.

96.3                   Following the receipt of duly completed notices of election under clause 96.2, the Directors must:

(a)             appropriate from the Company’s profits or any reserve available for distribution to Members an amount equal to the aggregate issue price (if any) of the Shares to be issued credited as fully paid to those holders of Shares who have given such notices of election; and

(b)            apply the amount (if any) in paying up in full the number of Shares required to be so issued.

96.4                   The Directors may rescind, vary or suspend a resolution of the Directors made pursuant to clause 96.1 and the arrangements implemented pursuant to the resolution.

96.5                   The powers given to the Directors by this clause 96 are additional to the provisions for capitalisation of profits provided for by this Constitution. If the Directors exercise their power to capitalise profits under clause 98 then any Member who has elected to participate in arrangements established under this clause 96 is deemed, for the purpose of determining the Member’s entitlement to share in the capitalised sum, not to have so elected.

97.          Unclaimed Dividends

All Dividends unclaimed for one year after the time for payment has passed may be invested by the Directors as they think fit for the benefit of the Company until claimed or until required to be dealt with in accordance with any law relating to unclaimed money.

98.          Capitalisation of profits

98.1                   The Directors may resolve:

(a)             to capitalise any sum being the Company’s profits or any reserve available for distribution to Members; and

(b)            that:

(i)               no Shares be issued and no amounts unpaid on Shares be paid up on capitalisation of the sum; or

(ii)            the sum be applied, in any of the ways mentioned in clause 98.2 , for the benefit of Members in the proportions in which the Members would have been entitled if the sum had been distributed by way of Dividend.

98.2                   The ways in which a sum may be applied for the benefit of Members under clause 98.1(b)(ii) are:

(a)             in paying up any amounts unpaid on Shares held or to be held by Members;

(b)            in paying up in full unissued Shares or debentures to be issued to Members as fully paid; or

(c)             partly as mentioned in paragraph (a) and partly as mentioned in paragraph (b).

98.3                   To the extent necessary to adjust the rights of the Members among themselves, the Directors may:

(a)             make cash payments in cases where Shares or debentures become issuable in fractions; and

(b)            authorise any person to make, on behalf of all the Members entitled to a benefit on the capitalisation, an agreement with the Company providing for:

(i)               the issue to them, credited as fully paid up, of any such further Shares or debentures; or

(ii)            the payment by the Company on their behalf of the amount or any part of the amount remaining unpaid on their existing Shares by the application of their respective proportions of the sum resolved to be capitalised, and any agreement made under the authority of paragraph (b) is effective and binding on all the Members concerned.

NOTICES

99.          Service of notices

99.1                   Notice may be given by the Company to any person who is entitled to notice under this Constitution by:

(a)             serving it on the person;

(b)            sending it by post, facsimile transmission or electronic notification to the person at the person’s address shown in the Register or the address supplied by the person to the Company for sending notices to the person; or

(c)             (except in the case of a notice of meeting of Members which is required to be given individually to each Member entitled to vote at the meeting and to each Director), advertising in one or more of the newspapers published in the City of Sydney as determined by the Directors.

99.2                   A notice sent by post is taken to be served:

(a)             by properly addressing, prepaying and posting the notice; and

(b)            on the day after the day on which it was posted.

99.3                   A notice sent by facsimile transmission or electronic notification is taken to be served:

(a)             by properly addressing the facsimile transmission or electronic notification and transmitting it; and

(b)            on the day after its transmission.

99.4                   A notice given by advertisement is taken to be served on the date on which the advertisement first appears in a newspaper.

99.5                   A notice may be served by the Company on joint holders under clause 99.1(a) or 99.1(b) by giving the notice to the joint holder whose name appears first in the Register.

99.6                   Every person who is entitled to a Share by operation of law and who is not registered as the holder of the Share is taken to receive any notice served in accordance with this clause by advertisement or on the person from whom it derives title.

99.7                   A Share certificate, cheque, warrant or other document may be delivered by the Company either personally or by sending it:

(a)             in the case of a Member who does not have a Registered Address in Australia, by airmail post or in another way which ensures that it will be received quickly, as appropriate; and

(b)            in any other case by ordinary post,

and is at the risk of the addressee as soon as it is given or posted.

99.8                   A Member whose Registered Address is not in Australia may specify in writing an address in Australia as the Member’s Registered Address within the meaning of this clause.

99.9                   A certificate in writing signed by a Director, Secretary or other officer of the Company, or by any person that the Company has engaged to maintain the Register, that a document or its envelope or wrapper was addressed and stamped and was posted is conclusive evidence of posting.

99.10             Subject to the Corporations Act the signature to a written notice given by the Company may be written or printed.

99.11             All notices sent by post outside Australia must be sent by prepaid airmail post.

99.12             A notice sent by post, facsimile transmission or electronic notification to a Member’s address shown in the Register or the address supplied by the Member to the Company for the purpose of sending notices to the Member is deemed to have been served notwithstanding that the Member has died, whether or not the Company has notice of his or her death.

100.                             Persons entitled to notice

100.1                          Notice of every general meeting must be given to:

(a)             every Member;

(b)            every Director;

(c)             the Exchange; and

(d)            the Auditor.

100.2                          No other person is entitled to receive notice of a general meeting.

WINDING UP

101.                           Winding up

101.1                          Subject to this Constitution and the rights or restrictions attached to any shares or class of shares:

(a)             if the Company is wound up and the property of the Company available for distribution among the Members is more than sufficient to pay:

(i)               all the debts and liabilities of the Company; and

(ii)            the costs, charges and expenses of the winding up,

the excess must be divided among the Members in proportion to the number of Shares held by them, irrespective of the amounts paid or credited as paid on the Shares;

(b)            for the purpose of calculating the excess referred to in clause 101.1(a), any amount unpaid on a Share is to be treated as property of the Company;

(c)             the amount of the excess that would otherwise be distributed to the holder of a partly paid Share under clause 101.1(a) must be reduced by the amount unpaid on that Share at the date of the distribution; and

(d)            if the effect of the reduction under clause 101.1(a) would be to reduce the distribution to the holder of a partly paid Share to a negative amount, the holder must contribute that amount to the Company.

101.2                          If the Company is wound up, the liquidator may, with the sanction of a special resolution:

(1)             divide among the Members the whole or any part of the Company’s property; and

(2)             decide how the division is to be carried out as between the Members or different classes or Members.

101.3                          A division under clause 101.2 need not accord with the legal rights of the Members and, in particular, any class may be given preferential or special rights or may be excluded altogether or in part.

101.4                          Where a division under clause 101.2 does not accord with the legal rights of the Members, a Member is entitled to dissent and to exercise the same rights as if the special resolution sanctioning that division were a special resolution passed under section 507 of the Corporations Act.

101.5                          If any of the property to be divided under clause 101.2 includes securities with a liability to calls, any person entitled under the division to any of the securities may, within 10 days after the passing of the special resolution referred to in clause 101.2, by written notice direct the liquidator to sell the person’s proportion of the securities and account for the net proceeds. The liquidator must, if practicable, act accordingly.

101.6                          Nothing in clauses 101.2 to 101.5 takes away from or affects any right to exercise any statutory or other power which would have existed if this clause were omitted.

101.7                          Clauses 93.2 and 93.3 apply, so far as it can and with any necessary changes, to a division by a liquidator under clause 101.2 as if references in clauses 93.2 and 93.3 to:

(i)                the Directors were references to the liquidator; and

(ii)             a distribution or capitalisation were references to the division under clause 101.2.

INDEMNITY & INSURANCE

102.                           Indemnity & Insurance

102.1                          Persons to whom clause102.2 and 102.4 apply

(a)             Clause 102.2 and 102.4 apply:

(i)               to each person who is or has been a Director, Secretary or executive officer of the Company; and

(ii)            to such other officers or former officers of the Company or of its subsidiaries as the Directors in each case determine,

(each an Officer for the purposes of this clause 102).

(b)            For the purposes of clause 102.2(a)(i) an executive officer has the same meaning as defined in the Corporations Act.

102.2                          Indemnity

The Company must indemnify each Officer on a full indemnity basis and to the full extent permitted by law against all losses, liabilities, costs, charges and expenses (Liabilities) incurred by the Officer as an officer of the Company or of a subsidiary.

102.3                          Extent of indemnity

The indemnity in clause 102.2:

(a)             is enforceable without the Officer having to first incur any expense or make any payment;

(b)            is a continuing obligation and is enforceable by the Officer even though the Officer may have ceased to be an officer of the Company or its subsidiaries; and

(c)             applies to Liabilities incurred both before and after the adoption of this Constitution.

102.4                          Insurance

The Company may, to the extent permitted by law:

(a)             purchase and maintain insurance; or

(b)            pay or agree to pay a premium for insurance,

for each Officer against any Liability incurred by the Officer as an officer of the Company or of a subsidiary including, but not limited to, a liability for negligence or for reasonable costs and expenses incurred in defending proceedings, whether civil or criminal and whatever their outcome.

102.5                          GST

The amount of any indemnity payable under this clause 102 will include an additional amount (‘GST Amount’) equal to any GST payable by the officer being indemnified (‘Indemnified Officer’) in connection with the indemnity (less the amount of any input tax credit claimable by the Indemnified Officer in connection with the indemnity). Payment of any indemnity which includes a GST Amount is conditional upon the Indemnified Officer issuing the Company a GST tax invoice for the GST Amount.

102.6                          Savings

Nothing in clause 102.2 or 102.4:

(a)             affects any other right or remedy that a person to whom those clauses apply may have in respect of any Liability referred to in those clauses;

(b)            limits the capacity of the Company to indemnify or provide or pay for insurance for any person to whom those clauses do not apply; or

(c)             limits or diminishes the terms of any indemnity conferred or agreement to indemnify entered into prior to the adoption of this Constitution.

102.7                          Deed

The Company may enter into a deed with any Officer to give effect to the rights conferred by this clause 102 or the exercise of a discretion under this clause 102 on such terms as the Directors think fit which are not more favourable than this clause 102.

GENERAL

103.                           Submission to jurisdiction

103.1                          Each Member submits to the exclusive jurisdiction of the courts of New South Wales and the Commonwealth of Australia and the courts which may hear appeals from those courts.

104.                           Prohibition and enforceability

104.1                          Any provision of, or the application of any provision of, this Constitution which is prohibited in any place is, in that place, ineffective only to the extent of that prohibition.

104.2                          If any provision of this Constitution is unlawful or unenforceable, the unlawfulness or unenforceability of that provision does not affect the lawfulness, enforceability, operation, construction or interpretation of any other provision of this constitution, with the intent that the unlawful or unenforceable provision shall be treated for all purposes as severable from this Constitution.

105.                           Transitional Provisions

105.1                          This Constitution must be interpreted in such a way that:

(a)             every Director, Managing Director and Secretary in office in that capacity immediately before this Constitution is adopted continues in office subject to, and is taken to have been appointed or elected under, this Constitution;

(b)            until the Directors make a determination under clause 53.2, the Company will    have a number of Directors (which may be either Non-Executive Directors or Executive Directors) equal to the total number of Directors (whether Non-Executive Directors or Executive Directors) in office immediately after this Constitution is adopted;

(c)             any register maintained by the Company immediately before this Constitution is adopted is taken to be a register maintained under this Constitution;

(d)            any seal adopted by the Company immediately before this Constitution is adopted is taken to be a seal which the Company has under a relevant authority given by this Constitution; and

(e)             unless a contrary intention appears in this Constitution, all persons, things, agreements and circumstances appointed, approved or created by or under the Constitution of the Company in force before this Constitution is adopted continue to have the same status, operation and effect after this Constitution is adopted.

I, Peter Brooking Abraham, Company Secretary of Rinker Group Limited, certify this and the preceding 60 pages to be a true, correct and complete copy of the Constitution of Rinker Group Limited

Signature	Date